STOCK PURCHASE AGREEMENT

                               by and among

                     HOME PROPERTIES OF NEW YORK, INC.

                     HOME PROPERTIES OF NEW YORK, L.P.

                                    and

         THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES




                         Dated as of June 5, 2000
















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                             SCHEDULES


                             EXHIBITS

EXHIBIT A      --   Articles Supplementary
EXHIBIT B1     --   Form of Opinion of REIT Counsel
EXHIBIT B2     --   Form of Opinion of REIT's General Counsel
EXHIBIT C      --   Form of REOC Opinion of REIT Counsel
EXHIBIT D      --   Form of REIT Counsel Opinion
EXHIBIT E      --   Form of Registration Rights Agreement
EXHIBIT F      --   Form of Amendment to Partnership Agreement
EXHIBIT G      --   Form of Ownership Limit Waiver Letter
EXHIBIT H      --   Resolutions of the REIT's Board of Directors

                     STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT (the "Agreement") dated as of June 5, 2000 by and among Home Properties of New York, Inc., a Maryland corporation (the "REIT"), Home Properties of New York, L.P., a New York limited partnership (the "Operating Partnership"), and The Equitable Life Assurance Society of the United States ("Equitable" or the "Purchaser"). Unless otherwise defined, capitalized terms used in this Agreement are defined in Section 7; references to an "Exhibit" are, unless otherwise specified, to an exhibit attached to this Agreement; references to a "Section" are, unless otherwise specified, to a section of this Agreement.

     In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the REIT, the Operating Partnership and the Purchaser respectively agree as follows:

    1. AGREEMENT TO SELL AND PURCHASE THE SHARES1. AGREEMENT TO SELL AND PURCHASE THE SHARES.

          1.1 At the Closing provided for in Section 2, subject to the terms and conditions of this Agreement, the REIT will issue and sell to the Purchaser and the Purchaser will purchase from the REIT 250,000 shares (the "Shares") of the REIT's Series D Convertible Cumulative Preferred Stock, par value $.01 per share (the "Preferred Stock"), having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the REIT's Articles Supplementary attached as EXHIBIT A.

          1.2 The cash purchase price (the "Purchase Price") paid at the Closing for each Share shall be $100.00.

          1.3 The REIT will use the net proceeds from the sale of the Shares to reduce outstanding indebtedness, to fund the acquisition of additional properties and for general working capital purposes.

2.   CLOSING OF SALE OF SHARES2.   CLOSING OF SALE OF SHARES.  The purchase
and delivery of the Shares to be purchased by the Purchaser shall take place at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts, at a closing (the "Closing") on June 5, 2000 or at such other place or on such other date as the Purchaser and the REIT may mutually agree upon (such date on which the Closing shall have actually occurred is hereinafter referred to as the "Closing Date"). At the Closing, the REIT will deliver or cause to be delivered to the Purchaser the Shares to be purchased by it against payment of the Purchase Price. Payment of the Purchase Price for the Shares purchased by the Purchaser shall be by wire transfer of immediately available funds to such account(s) designated by the REIT to the Purchaser in writing at least two business days prior to the Closing. If at the Closing (i) the REIT fails to issue and deliver to the Purchaser any of the Shares to be purchased as provided in this Section 2 or (ii) the Purchaser fails to pay the Purchase Price for the Shares to the REIT, then the Purchaser or the REIT, as the case may be, shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights each may have by reason of such failure.

     3.   CONDITIONS TO CLOSING3.  CONDITIONS TO CLOSING.

          3.1  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER ON
THE CLOSING DATE. The Purchaser's obligation to purchase and pay for the Shares to be sold to it at the Closing is subject to the fulfillment prior to or at the Closing of the following conditions, any or all of which may be waived in writing at the option of the Purchaser:

               (a) REPRESENTATIONS AND WARRANTIES(A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the REIT and the Operating Partnership contained in Section 4 hereof shall be true and correct in all material respects when made and at the time of the Closing, after giving effect to the sale of the Shares and the other transactions contemplated to be consummated at the Closing by this Agreement and the other Transaction Documents, except that all representations and warranties that relate to a particular date or period shall be true and correct in all material respects as of such date or period.

               (b) PERFORMANCE(B) PERFORMANCE. Each of the REIT and the Operating Partnership shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

               (c) CLOSING CERTIFICATES(C) CLOSING CERTIFICATES. Each of the REIT and the Operating Partnership shall have delivered to the Purchaser an Officer's Certificate or General Partner's Certificate, as applicable, each dated the Closing Date, certifying that the conditions specified in Sections 3.1(a) and (b) have been fulfilled.

               (d)   OPINIONS OF COUNSEL(D)   OPINIONS OF COUNSEL.  The
Purchaser shall have received the favorable opinions of REIT Counsel and the REIT's General Counsel, each substantially in the form set forth in EXHIBIT B1 and EXHIBIT B2, addressed to the Purchaser, dated the Closing Date and otherwise satisfactory in substance and form to the Purchaser.

               (e)   REOC OPINION.  The Purchaser shall
have received from REIT Counsel its favorable REOC Opinion substantially in the form set forth in EXHIBIT C, addressed to the Purchaser, dated the Closing Date and otherwise satisfactory in substance and form to the Purchaser.

               (f)   REIT OPINION.  The Purchaser shall
have received from REIT Counsel its favorable opinion relating to certain tax matters substantially in the form set forth in EXHIBIT D, addressed to the Purchaser, dated the Closing Date, and otherwise satisfactory in substance and form to the Purchaser.

               (g)   LEGAL INVESTMENT.  On the Closing Date, the
Purchaser's purchase of the Shares shall be permitted by all laws and regulations to which the Purchaser is subject (including, without limitation, Section 5 of the Securities Act or Section 1405(a)(8) of the New York Insurance Law) and shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to any injunction, order or decree applicable to the Purchaser.

               (h) PROCEEDINGS AND DOCUMENTS. All corporate, partnership and other proceedings contemplated by this Agreement and the other Transaction Documents shall be satisfactory to the Purchaser and Purchaser's Counsel, and the Purchaser and Purchaser's
Counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or Purchaser's Counsel may reasonably request.

               (i)   REGISTRATION RIGHTS AGREEMENT.
Simultaneously with or prior to the issuance and sale to the Purchaser of the Shares to be purchased by the Purchaser at the Closing, the REIT and the Purchaser shall have duly entered into the Registration Rights Agreement substantially in the form of EXHIBIT E, the Purchaser shall have received a fully-executed counterpart of the Registration Rights Agreement and such agreement shall be in full force and effect.

               (j)   ARTICLES SUPPLEMENTARY.
The Articles Supplementary attached as EXHIBIT A shall have been duly filed by the REIT with the State Department of Assessments and Taxation of Maryland (the "SDAT") and shall be effective. The Purchaser shall have received a certified copy of the Articles Supplementary relating to the designation of the Shares, as filed with the SDAT. Except for the aforementioned Articles Supplementary, as of the Closing none of the REIT's Charter Documents shall have been modified or amended since the date such documents were delivered to the Purchaser by the REIT.

               (k)   AMENDMENT TO PARTNERSHIP AGREEMENT.
The Agreement of Limited Partnership of the Operating Partnership, as amended (the "Partnership Agreement"), shall have been amended substantially in the form of EXHIBIT F so as to create a series of Preferred Partnership Units designated the Series D Partnership Preferred Units. Such amendment shall be referred to hereinafter as the "Amendment to the Partnership Agreement".

               (l)   NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION.
No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the reasonable judgment of the Purchaser, could have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis. There shall be no action, suit, investigation or proceeding pending or threatened, against or affecting the Purchaser, any of its properties or rights, or any of its Affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement and the other Transaction Documents, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and there shall be no valid basis for any such action, proceeding or investigation.

               (m) GOVERNMENTAL AND THIRD PARTY PERMITS, CONSENTS, ETC. The REIT, the Operating Partnership and the Subsidiaries shall have duly applied for and obtained all approvals, orders, licenses, consents and other authorizations (collectively, the "Approvals") from each federal, state and local government and governmental agency, department or body, or pursuant to any agreement to which the REIT, the Operating Partnership or any Subsidiary is a party or to which it or any of its assets is subject, which may be required in connection with this Agreement and the other Transaction Documents, except for any approvals of the Commission that may be required to register the resale of the Common Stock into which the Preferred Stock is convertible.

               (n) NEW YORK STOCK EXCHANGE LISTING. As of the Closing, the listing of shares of the Common Stock on the New York Stock Exchange shall not have been terminated, nor shall the REIT have been notified that such listing may be terminated or that any termination is contemplated.
In addition, the REIT shall have applied to have the shares of Common Stock issuable upon conversion of the Shares approved for listing on the New York Stock Exchange, and such application shall not have been disapproved.

               (o) OWNERSHIP LIMIT WAIVER. The REIT shall have executed and delivered to the Purchaser an Ownership Limit Waiver Letter substantially in the form of EXHIBIT G. Notwithstanding anything contained in the REIT's Articles of Amendment and Restatement of Articles of Incorporation, as amended (the "Articles of Incorporation"), including, without limitation,
Section 7.7 thereof, the REIT's Board of Directors shall not amend, modify, revoke or rescind such Ownership Limit Waiver with respect to the Purchaser without the prior written consent of the Purchaser.

               (p)   CREDIT RATINGS.  The REIT shall
have (i) applied for and received a rating on the Shares of at least BB+ from Duff & Phelps and (ii) applied to the National Association of Insurance Commissioners for a rating on the Shares.

               (q)   ADDITIONAL CERTIFICATES.  The Purchaser
shall have received a certificate or certificates, dated the Closing Date, from each of the Secretary (or Assistant Secretary) of the REIT and the general partner of the Operating Partnership, certifying (i) their Charter Documents and Partnership Documents (as appropriate), and resolutions relating to the transactions contemplated hereby attached thereto, as true, correct and complete, (ii) as to the absence of proceedings or other action for dissolution, liquidation or reorganization of any of the REIT, the Operating Partnership or the Subsidiaries, (iii) as to the incumbency and specimen signatures of officers who shall have executed instruments, agreements and other documents in connection with the transactions contemplated hereby, (iv) as to the effect that certain agreements, instruments and other documents are in the form approved in the resolutions referred to in clause (i) above, (v) as to certain tax matters regarding each of the REIT and the Operating Partnership, and (vi) covering such other matters, and with such other attachments thereto, as Purchaser's Counsel may reasonably request at least one business day before the Closing Date, which certificate and attachments thereto shall be satisfactory in form and substance to the Purchaser and Purchaser's Counsel.

          3.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE REIT ON THE CLOSING DATE. The REIT's obligation to issue and deliver the Shares at the Closing is subject to the fulfillment prior to or at the Closing of the following conditions, any or all of which may be waived in writing at the option of the REIT:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser in Section 5 hereof shall be true and correct in all material respects when made and at the time of the Closing, after giving effect to the sale of the Shares and the other transactions contemplated to be consummated at the Closing by this Agreement and the other Transaction Documents, except that all representations and warranties that relate to a particular date or period shall be true and correct in all material respects as of such date or period.

               (b)   PERFORMANCE.  The Purchaser shall have
performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing.

    4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE REIT AND THE OPERATING PARTNERSHIP. In order to induce the Purchaser to purchase the Shares, the REIT and the Operating Partnership hereby represent and warrant, jointly and severally, that:

          4.1  ORGANIZATION AND QUALIFICATION; AUTHORITY

               (a) Each of the REIT and the Subsidiaries: (i) is a corporation duly incorporated, or a partnership, limited partnership or limited liability company duly formed, and is validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation; (ii) has full corporate, partnership or limited liability company power and authority to own and lease its respective properties and carry on its respective business as presently conducted; and (iii) is duly qualified, registered or licensed as a foreign corporation, partnership, limited partnership or limited liability company to do business and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), assets, business or results of operations (a "Material Adverse Effect") of the REIT and the Subsidiaries on a consolidated basis. The REIT has heretofore made available to the Purchaser's Counsel complete and correct copies of the Articles of Incorporation and the Bylaws or equivalent document of the REIT, each as amended to date and as presently in effect (collectively, the "Charter Documents").

                (b) The Operating Partnership (i) is a limited partnershi duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) has full partnership power and authority to own and lease its respective properties and carry on its respective business as presently conducted; and (iii) is duly qualified, registered or licensed as a foreign limited partnership to do business and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect on the Operating Partnership and its wholly or majority owned Subsidiaries on a consolidated basis. The Operating Partnership has heretofore made available to Purchaser's Counsel complete and correct copies of its Partnership Agreement and certificate of limited partnership, each as amended to date and as presently in effect (collectively, the "Partnership Documents").

          4.2.   LICENSES.  Each of the REIT, the Operating
Partnership and the Subsidiaries holds all licenses, franchises, permits, consents, registrations, certificates and other approvals (individually, a "License" and collectively, "Licenses") required for the conduct of its business as presently conducted, and operates in substantial compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not have a Material Adverse Effect on the REIT, the Operating Partnership and the Subsidiaries on a consolidated basis. The REIT, the Operating Partnership and each of the Subsidiaries are in compliance with all applicable laws, regulations, orders and decrees, except in each case where the failure so to comply would not have a Material Adverse Effect on the REIT, the Operating Partnership and the Subsidiaries on a consolidated basis, or a Material Adverse Effect on the ability of the REIT, the Operating Partnership or any of the Subsidiaries to perform on a timely basis any obligation that they have or will have under any Transaction Document to which they are a party.

          4.3. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION The execution, delivery and performance by the REIT, the Operating Partnership and the Subsidiaries of the Transaction Documents and all other instruments or agreements to be executed in connection herewith or therewith and the issuance and sale to (and the purchase hereunder by) the Purchaser of the Shares pursuant to this Agreement (a) are within the REIT's, the Operating Partnership's and the Subsidiaries' respective corporate, partnership or limited liability company powers; (b) have been duly authorized by all necessary corporate, partnership or limited liability company action on the part of the REIT, the Operating Partnership and each such Subsidiary;
(c) do not require any License or Approval (except such as have been obtained or any approvals of the Commission that may be required to register the resale of the Common Stock into which the Preferred Stock is convertible); (d) do not and will not result in the creation or imposition of any Lien on any asset of the REIT, the Operating Partnership or any of its Subsidiaries, except where the creation or imposition of such Lien would not have a Material Adverse Effect on the REIT, the Operating Partnership and the Subsidiaries on a consolidated basis; and (e) do not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation of any Governmental Authority, (ii) the Charter Documents or Partnership Documents of the REIT, the Operating Partnership or any of the Subsidiaries, (iii) any agreement (or require the consent of any Person under any agreement that has not been made or obtained) to which the REIT, the Operating Partnership or any of the Subsidiaries are a party, or (iv) any judgment, injunction, order, decree or other instrument binding upon the REIT, the Operating Partnership, any of the Subsidiaries or any of their respective properties, except where such contravention, default or violation would not have a Material Adverse Effect on the REIT, the Operating Partnership and the Subsidiaries on a consolidated basis. The REIT does not have any shareholder rights plan or other "poison pill." The provisions of Subtitles 6 and 7 of Title 3 of the Maryland General Corporation Law (the "MGCL") shall not apply to the Purchaser, any acquisition of Shares pursuant to this Agreement or as a result of the exchange, conversion or redemption of Shares pursuant to this Agreement, the Articles Supplementary or any other transaction contemplated by this Agreement. The resolutions in the form attached hereto as EXHIBIT
H have been adopted by the Board of Directors of the REIT, remain in full force and effect and will not be amended, modified, rescinded or revoked in any manner that would cause such provisions of the MGCL to apply to the Purchaser or any such acquisition.

          4.4  VALIDITY AND BINDING EFFECT
Each of the Transaction Documents has been duly authorized, executed and delivered by the REIT, the Operating Partnership and any Subsidiary which is a party thereto and is a valid and binding agreement enforceable against the REIT, the Operating Partnership and any such Subsidiary in accordance with its terms.

          4.5.  CAPITALIZATION.

               (a) The authorized Capital Stock of the REIT consists of 80,000,000 shares of Common Stock, 1,666,667 shares of Series A Preferred Stock, 2,000,000 shares of Series B Preferred Stock, and 400,000 shares of Series C Preferred Stock. As of the date of this Agreement, (i) 20,503,054 shares of Common Stock were issued and outstanding, (ii) 1,666,667 shares of Series A Preferred Stock were issued and outstanding, (iii) 2,000,000 shares of Series B Preferred Stock were issued and outstanding, (iv) 400,000 shares of Series C Preferred Stock were issued and outstanding, (v) [1,750,000] shares have been authorized and reserved for issuance pursuant to the REIT's Amended and Restated Stock Benefit Plan (the "Original Plan"), (vi) 1,235,587 options to purchase Common Stock are outstanding under the Original Plan, (vii) 2,200,000 shares have been authorized and reserved for issuance under the REIT's 2000 Stock Benefit Plan (the "2000 Plan"), (viii) zero options to purchase Common Stock are outstanding under the 2000 Plan, (ix) warrants to purchase 160,000 Common Shares in the aggregate have been issued to Prudential Investment Management Services, LLC. All of such issued and outstanding shares of capital stock of the REIT are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of the Closing, the Shares will be duly authorized and, upon payment therefor in accordance with the terms hereof, will be validly issued, fully paid, nonassessable and free of any preemptive or similar rights or of any encumbrances, equities or claims of any nature whatsoever except as created in favor of the Purchaser.

              (b) The Operating Partnership has 1,666,667 Class A Limited Partnership Interests, 2,000,000 Series B Partnership Preferred Units, 400,000 Series C Partnership Preferred Units, and 35,517,809 common units of limited partnership interest and 399,843 units of general partnership interest issued and outstanding. Other than the foregoing, there are no other units of limited partnership interest and no other units of general partnership interest of the Operating Partnership outstanding. As of the Closing, the Series D Partnership Preferred Units will be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

               (c) Except as disclosed in Section 4.5(a) and (b) hereof or in the SEC Filings filed since December 31, 1999 and the REIT's agreement to sell up to an additional 200,000 shares of its Series C Preferred Stock, as of the Closing Date, there are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements or commitments of any character obligating the REIT, the Operating Partnership or the Subsidiaries to issue any securities. As of the Closing Date, there are no voting trusts or other agreements or understandings to which the REIT, the Operating Partnership or the Subsidiaries are a party with respect to the voting of the Capital Stock or Partnership Interests of the REIT, the Operating Partnership or the Subsidiaries, as the case may be. Except for such agreements that have been filed as exhibits to an SEC filing, neither the REIT, the Operating Partnership nor any of the Subsidiaries has entered into any agreement to register their equity or debt securities under the Securities Act, other than registration rights agreements pursuant to which the REIT has already registered the common stock required to be registered thereunder and the following agreements:

                    (1) Registration Rights Agreement, dated February 1, 2000, between the REIT and the following limited partners: Louis J. Siegel, Andrew N. Siegel and Herbert J. Siegel;

                    (2) Registration Rights Agreement, dated March 15, 2000, between the REIT and the following limited partners: Norman M. Feinberg, Ronald Altman, Ronald Altman (as Executor of the Estate of David Dolgenos), Gatesid-Bryn Bwar Company, L.P., King Road Associates, Cottonwood Associates, Sagar Points, Inc., Staf-Arms Corp. and the Helene Sterling Trust; and

                    (3) Registration Rights Agreement, dated March 22, 2000, between the REIT and the following limited partners: Macomb Apartments Limited Partnership and Deerfield Woods Venture Limited Partnership.

               (d) All of the outstanding securities of the REIT and the Subsidiaries were issued in compliance with all applicable federal and state securities laws.

         4.6. LITIGATION; DEFAULTS. There is no action, suit, proceeding or investigation pending or, to the knowledge of the REIT or the Operating Partnership, threatened against or affecting the REIT, the Operating Partnership or any of the Subsidiaries, or any properties of any of the foregoing, before or by any court or arbitrator or any governmental body, agency or official which (individually or in the aggregate) would reasonably be expected to (i) have a Material Adverse Effect on the REIT, the Operating Partnership and the Subsidiaries on a consolidated basis, or
(ii) impair the ability of the REIT, the Operating Partnership or any Subsidiary to perform fully any material obligation which the REIT, the Operating Partnership or any such Subsidiary has or will have under any Transaction Document. Neither the REIT, the Operating Partnership nor any Subsidiary is in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its Charter Documents or Partnership Documents or of any term of any agreement, instrument, judgment, decree, order, statute, injunction, governmental regulation, rule or ordinance (including without limitation, those relating to zoning, city planning or similar matters) applicable to the REIT, the Operating Partnership or any Subsidiary or to which the REIT, the Operating Partnership or any Subsidiary is bound, or to any properties of the REIT, the Operating Partnership and any Subsidiary, except in each case to the extent that such violations or defaults, individually or in the aggregate, would not reasonably be expected to (a) affect the validity of any Transaction Document, (b) have a Material Adverse Effect on the REIT, the Operating Partnership and any Subsidiary on a consolidated basis, or
(c) impair the ability of the REIT, the Operating Partnership or any Subsidiary to perform fully any material obligation which the REIT, the Operating Partnership or any Subsidiary has or will have under any Transaction Document.

       4.7. PUBLIC REPORTS; NO MATERIAL ADVERSE CHANGE. As of the date of this Agreement, each SEC Filing filed since January 1, 1999 complies as to form in all material respects with the requirements of the Securities Act and the 1934 Act and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading. The REIT has made all of the SEC Filings required to be made by it since January 1, 1999. Except as disclosed in the SEC Filings filed since December 31, 1999, since December 31, 1999 there have been (i) no adverse change in the condition (financial or other), assets, business, or results of operations of the REIT, the Operating Partnership or any of the Subsidiaries which could have a Material Adverse Effect on the REIT, the Operating Partnership and the Subsidiaries on a consolidated basis,
(ii) no obligation or liability (contingent or otherwise) incurred by the REIT, the Operating Partnership or any of the Subsidiaries, other than obligations and liabilities which would not have a Material Adverse Effect on the REIT, the Operating Partnership or on any of the Subsidiaries and no mortgage, encumbrance or Lien placed on any of the properties of the REIT, the Operating Partnership or any of the Subsidiaries which remains in existence on the date hereof other than mortgages, encumbrances and Liens incurred in the ordinary course of business, and (iii) no acquisition or disposition of any material assets by the REIT, the Operating Partnership or any of the Subsidiaries (or any contract or arrangement therefor), or any other material transaction, otherwise than for fair value in the ordinary course of business. There is no material fact known to the REIT or the Operating Partnership which the REIT or the Operating Partnership have not disclosed in the SEC Filings since December 31, 1999 which have or, insofar as the REIT or the Operating Partnership can reasonably foresee, may have or will have a Material Adverse Effect on the REIT, the Operating Partnership or the Subsidiaries on a consolidated basis or a Material Adverse Effect on the ability of the REIT or the Operating Partnership to perform their respective obligations under any of the Transaction Documents to which they are a party or any document contemplated hereby or thereby.

          4.8.     PRIVATE OFFERING.  No form of
general solicitation or general advertising, including, but not limited to, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the REIT or any of the REIT's representatives, or, to the knowledge of the REIT, any other Person acting on behalf of the REIT in connection with the offering of the Shares. The REIT further represents to the Purchaser that, assuming the accuracy of the representations of the Purchaser as set forth in Section 5 hereof, neither the REIT nor any Person acting on the REIT's behalf has knowingly taken or will take any action which would subject the issue and sale of the Shares to the provisions of Section 5 of the Securities Act, except as contemplated by the Registration Rights Agreement.

          4.9. BROKER'S OR FINDER'S COMMISSIONS. Neither the REIT nor any of its Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or the Purchaser to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby, except that the REIT has retained
Mercury Partners LLC as its financial advisor in connection with the transactions contemplated by this Agreement. Other than the foregoing arrangements and Mercury Partners LLC's arrangements with Lend Lease Capital Markets, Inc. and Equitable, the REIT is not aware of any claim for payment of any placement fee, finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby.

         4.10. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY; U.S. ENTITY. Neither the REIT nor any Subsidiary (i) is, nor will it become, an "investment company" within the meaning of the 1940 Act, (ii) is, nor will it become, an "investment company" for purposes of Section 12(d)(1) of the 1940 Act, (iii) is, nor will it become, a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (iv) is, nor will it be, headquartered or organized in any jurisdiction outside the United States of America and (v) directly or indirectly conducts activities or own assets in any foreign jurisdiction.

          4.11.   ERISA REQUIREMENTS.

               (a) The REIT qualifies and will continue to qualify as a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(e) (the "Plan Assets Regulation") for so long as any of the Shares are outstanding.
               (b) At or before the Closing and annually thereafter (if requested in writing by the Purchaser), the Purchaser shall receive from REIT Counsel (or such other counsel as shall be reasonably acceptable to the Purchaser), a REOC Opinion, satisfactory in substance and form to the Purchaser and Purchaser's Counsel. In no event shall REIT Counsel be obligated to provide a REOC Opinion to the Purchaser more than once with respect to any particular calendar year, except the REOC Opinion delivered pursuant to Section 3.1(e) hereof shall not be included for purposes of the foregoing limitation. Except for the REOC Opinion delivered pursuant to
Section 3.1(e) hereof, any such REOC Opinion provided under this Section 4.11(b) for a particular year shall be provided no later than thirty (30) days after the expiration of the "annual valuation period" (as that term is defined in the Plan Assets Regulation) which ends on or after the first day of such year. The REIT has designated the ninety (90) day period commencing each November 15 as its "annual valuation period."

          4.12.    TAX MATTERS.

               (a) The REIT has been, for each year ending on or after December 31, 1994, organized and operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code and the Treasury Regulations promulgated thereunder.

               (b) The REIT is not currently and, for so long as any Shares are outstanding, will not be a "pension-held REIT" within the meaning of Code Section 856(h)(3)(D) and the Treasury Regulations promulgated thereunder.

               (c) The Operating Partnership and each of the REIT's Subsidiaries that is eligible to be classified as a partnership for federal income tax purposes is so classified and taxed.

               (d) The REIT and the Operating Partnership will not take any action or permit any action to be taken (to the extent the action is within the control of the REIT) that would cause any of the representations set forth in this Section 4.12 to be incorrect or incomplete if made as of any date following the Closing. In the event of the taking or proposed taking of any action that would cause the representation set forth in
Section 4.12(b) to be incorrect if made as of any date following the Closing, the REIT shall notify the Purchaser prior to the taking of such action.

               (e) From and after the date hereof, the REIT shall continue to elect to be taxed as a "real estate investment trust" under the Code and the Treasury Regulations promulgated thereunder, shall comply with all applicable laws, rules and regulations of the Code relating to real estate investment trusts, and shall not take any action or fail to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a real estate investment trust for federal income tax purposes.

               4.13. OPERATING PARTNERSHIP PREFERRED UNITS. The REIT, the Operating Partnership and the Purchaser agree that for so long as any Shares are outstanding, the REIT shall cause Home Properties Trust to (i) own and hold Series D Partnership Preferred Units of the Operating Partnership on behalf of the holders of the Shares in an amount equal to the number of outstanding Shares and having, in all material respects, the same distribution and liquidation preferences with respect to the Operating Partnership as the Shares have with respect to the REIT, which distributions and preferences shall be applied by Home Properties Trust exclusively to satisfy the rights of the holders of Shares, and (ii) act solely at the direction of the holders of a majority of the Shares in exercising any right or taking any action requested to be taken by it in its capacity as a holder of the Series D Partnership Preferred Units.

          4.14. TITLE TO PROPERTIES; LEASEHOLD INTERESTS. Except for Permitted Exceptions that do not materially detract from the value of the property subject thereto or which, taken as a whole, could not have a Material Adverse Effect, the REIT or, in the case of properties or assets owned by a Subsidiary, the Subsidiary, owns good and marketable title to each of the properties and assets owned by it free and clear of all security interests, mortgages, pledges, liens, claims or encumbrances of any nature. Certain real property used by the REIT or its Subsidiaries in the conduct of its business is held under lease, and the REIT is not aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease, nor are any of the properties leased by the REIT or its Subsidiaries subject to any security interests, mortgages, pledges, liens, claims or encumbrances of any nature, which, taken as a whole, could have a Material Adverse Effect. Each lease or agreement to which the REIT or a Subsidiary is a party under which it is the lessee of any property, real or personal, is a valid and subsisting agreement without any material default of the REIT or the Subsidiary thereunder and, to the best of the REIT's knowledge, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the REIT or the Subsidiary under any such lease or agreement or, to the best of the REIT's knowledge, by any party thereto, except for such defaults that would not individually or in the aggregate have a Material Adverse Effect. To the best of the REIT's knowledge, no claim has been asserted against the REIT or any Subsidiary adverse to its rights in its leasehold interests. The property and assets of the REIT and the Subsidiaries are sufficient for the conduct of their business as presently conducted. Neither the REIT nor any Subsidiary is in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owed or leased properties, which violation would have a Material Adverse Effect, nor has it received any notice of any such violation which would have a Material Adverse Effect. There are no defaults by the REIT, any Subsidiary or, to the best knowledge of the REIT, by any other party, which might curtail in any material respect the present use of the REIT's or the Subsidiaries' real or personal property.

               4.15. ENVIRONMENTAL COMPLIANCE.

               (a) Except as would not have a Material Adverse Effect, the REIT, the Operating Partnership and the Subsidiaries have no liability under, have not violated, and are presently in material compliance with all applicable Environmental Laws.

               (b) Except as would not have a Material Adverse Effect, neither the REIT, the Operating Partnership, any Subsidiary nor, to the best knowledge of the REIT, any prior owner, operator, tenant, subtenant, or invitee at any locations currently or formerly owned or occupied by the REIT, the Operating Partnership or a Subsidiary ("Business Locations"), has used, installed, stored, spilled, released, transported, disposed of, discharged, generated, or otherwise handled any Hazardous Material except in material compliance with all applicable Environmental Laws.

               (c) Except as would not have a Material Adverse Effect, to the best knowledge of the REIT, no Release or Threat of Release of any Hazardous Material has occurred on, in, under, or adjacent to any Business Locations.

               (d) Except as would not have a Material Adverse Effect, the REIT, the Operating Partnership and the Subsidiaries have all Environmental Permits that are or have been necessary for all facilities, improvements, operations, and activities at all Business Locations.

               (e) Except as would not have a Material Adverse Effect, neither the REIT, the Operating Partnership nor any Subsidiary has:
(i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to any Business Location;
(ii) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to environmental matters relating to any Business Location; or
(iii) been subject to or threatened with any governmental or citizen enforcement action with respect to any Business Location; and neither the REIT, the Operating Partnership nor any Subsidiary has any reason to believe that any of the above will be forthcoming.

          4.16. NEW YORK STOCK EXCHANGE LISTING. On or prior to the 30th day following the Closing Date, the REIT shall have caused the shares of Common Stock issuable upon conversion of the Shares to be approved for listing on the New York Stock Exchange.

          4.17. FINANCIAL AND OTHER INFORMATION. The REIT shall, at all times, and whether or not the REIT shall be required to do so by law, deliver to each holder of Shares:

                (a) copies of all quarterly, annual and current reports and other information, documents and reports (or copies of such portions of the foregoing as the Commission may from time to time by rules or regulations prescribe) which the REIT may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the 1934 Act or the rules and regulations of the Commission thereunder; or, if the REIT is not required to file information, documents or reports pursuant to either Section 13 or
Section 15(d) of the 1934 Act, then it will deliver to each holder of Shares such annual, quarterly and current reports and such of the information, documents and reports which a Person subject to Section 13 of the 1934 Act and the rules and regulations of the Commission thereunder would be required to file with the Commission in respect of a security listed and registered on a national securities exchange; and

               (b) all other information actually delivered to the holders of REIT's Common Stock.

          4.18. COVENANT COMPLIANCE CERTIFICATE. Quarterly reports provided in accordance with Section 4.17 above shall be accompanied by a certificate of the Chief Financial Officer of REIT setting forth:

               (a) the information required in order to establish whether the REIT was in compliance with the covenant requirements of Section 3(c) of the Articles Supplementary pertaining to the particular calendar quarter for which such quarterly reports have been provided; and

               (b) a statement that such officer has reviewed the relevant information provided for in Section 4.18(a) above and that such review shall not have disclosed the existence during such calendar quarter of a Covenant Failure (as such term is defined in the Articles Supplementary) or, if any such Covenant Failure existed or exists, specifying the nature and period of existence thereof and what action the REIT shall have taken or proposes to take with respect thereto.

          5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH PURCHASER. In order to induce the REIT to sell the Shares, the Purchaser hereby represents and warrants that:

          5.1.   PURCHASE FOR INVESTMENT; AUTHORITY.

               (a) The Purchaser is an accredited investor as defined in Regulation D under the Securities Act and that it is purchasing the Shares for its own account or for one or more separate accounts maintained by it or for the account of one or more institutional investors on whose behalf the Purchaser has authority to make this representation for investment and not with a view to the distribution thereof or with any present intention or plan of distributing or selling any of the Shares except in compliance with the Securities Act, provided that the disposition of the Shares shall at all times be within its control. The Purchaser understands and agrees that the Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available.

               (b) The Purchaser has full power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under the Transaction Documents and all other documents or instruments contemplated hereby. The Transaction Documents are legal, valid and binding obligations of the Purchaser and are enforceable in accordance with their terms.

          5.2.     OWNERSHIP LIMITS.  The Purchaser
has received a copy of the Articles of Incorporation and understands the restrictions on transfer and ownership of REIT's capital stock included therein as modified by the Ownership Limit Waiver Letter.

          5.3. NATURE OF PURCHASER'S OWNERSHIP. The Purchaser represents and warrants that it is not an "individual" for purposes of Section 542 of the Code as modified by Section 856(h) of the Code.

          6.     RESTRICTIONS ON TRANSFER.

         6.1. RESTRICTIONS ON TRANSFER. The Purchaser agrees that for a period of six (6) months following the Closing Date it shall not sell, transfer, convey, assign, pledge, hypothecate or otherwise dispose of any of the Shares, or any shares of Common Stock into which such Shares may be converted, without the prior written consent of the REIT.

          6.2.    RESTRICTIVE LEGEND.  Except as
otherwise permitted by this Section 6, each certificate representing Shares issued pursuant to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH APPLICABLE "BLUE SKY" LAWS AND PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT."

     The REIT shall maintain a copy of this Agreement and any amendments thereto on file in its principal offices, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to the Purchaser or any transferee upon its or their request.

Whenever the legend requirement imposed by this Section 6.2 shall terminate, as provided in Section 6.3, the respective holders of Shares for which such legend requirements have terminated shall be entitled to receive from the REIT, at the REIT's expense, certificates representing the Shares without such legend.

          6.3.   NOTICE OF TRANSFER.  Each holder of
the Shares bearing the restrictive legend set forth in Section 6.2 above (a "Restricted Security"), agrees with respect to any transfer of such Restricted Security to give to the REIT written notice describing the transferee and the circumstances, if any, necessary to establish the availability of an exemption from the registration requirements of the Securities Act or any state law. If for any reason the REIT shall fail to notify such holder within ten business days after such holder shall have delivered such notice to the REIT that the transfer may not be legally effective, such holders shall thereupon be entitled to transfer the Restricted Security as proposed, and the REIT will within a reasonable period after such contemplated transfer, at the expense of such holder, deliver new certificates for such Restricted Security which do not bear the Securities Act legend set forth in Section 6.2 above. The restrictions imposed by this Section 6 upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Security as to which such restrictions shall have terminated shall be entitled to receive from the REIT at the expense of the REIT, a new security of the same type but not bearing the restrictive Securities Act legend set forth in Section 6.2 and not containing any other reference to the restrictions imposed by this
Section 6. As used in this Section 6.3, the term "transfer" encompasses any sale, transfer or other disposition of any securities referred to herein.

          7. DEFINITIONS. As used herein the following terms have the following respective meanings:

          "1934 ACT" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, as from time to time amended.

          "1940 ACT" means the Investment Company Act of 1940, and the rules and regulations of the Commission promulgated thereunder, as from time to time amended.

          "2000 PLAN" has the meaning ascribed thereto in Section 4.5(a) hereof.

         "AFFILIATE," except as otherwise defined in this Agreement, means with respect to any Person any other Person directly or indirectly controlling or controlled by or under common control with such first Person or any of its Subsidiaries; PROVIDED, HOWEVER, that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

          "AGREEMENT" means this Agreement, as amended, modified or supplemented from time to time, together with any exhibits, schedules, appendices or other attachments thereto.

          "APPROVALS" has the meaning ascribed thereto in Section 3.1(m) hereof.

          "ARTICLES OF INCORPORATION" has the meaning ascribed thereto in
Section 3.1(o).

          "ARTICLES SUPPLEMENTARY" means the Articles Supplementary Classifying and Designating a Series of Preferred Stock as Series D Convertible Cumulative Preferred Stock and Fixing Distribution and Other Preferences and Rights of Such Series.

          "BUSINESS LOCATIONS" has the meaning ascribed thereto in Section 4.15(b) hereof.

          "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participation, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrant or options exchangeable for or convertible into such capital stock.

          "CHARTER DOCUMENTS" has the meaning ascribed thereto in Section
4.1 hereof.

          "CLOSING" has the meaning ascribed thereto in Section 2 hereof.

          "CLOSING DATE" has the meaning ascribed thereto in Section 2 hereof.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMISSION" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "COMMON STOCK" means the common stock, par value $.01 per share, of the REIT.

          "ENVIRONMENT" means soil, surface or subsurface strata, surface water, groundwater, land, sediments, air, flora and fauna, or any environmental medium.

          "ENVIRONMENTAL LAWS" means any statute, regulation, rule, ordinance, by-law, order or other binding decision of any governmental entity, whether existing as of the date hereof, previously enforced, or subsequently enacted, regarding health, safety, or the Environment.

          "ENVIRONMENTAL PERMIT" means any permit, license, registration, approval, consent, or authorization required, issued or issuable by any governmental entity pursuant to any Environmental Laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, as amended from time to time.

          "GENERAL PARTNER'S CERTIFICATE" means a certificate executed on behalf of the Operating Partnership by its general partner.

          "GOVERNMENTAL AUTHORITY" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

          "HAZARDOUS MATERIAL" means any hazardous waste, hazardous material, or hazardous substance, or any petroleum, petroleum product, oil, toxic substance, chemical, smoke, vapors or other irritants, including without limitation as any of the foregoing may be defined in or pursuant to any Environmental Laws.

          "INDEMNITORS" has the meaning ascribed thereto in Section 8.1(c) hereof.

          "LICENSE" or "LICENSES" has the meaning ascribed thereto in
Section 4.2 hereof.

          "LIEN" means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement with respect to any Property or asset of such Person.

          "LOSSES" has the meaning ascribed thereto in Section 8.1(a) hereof.

          "MATERIAL ADVERSE EFFECT" has the meaning ascribed thereto in
Section 4.1(a) hereof.

          "MGCL" has the meaning ascribed thereto in Section 4.3 hereof.

          "OFFICER'S CERTIFICATE" means a certificate executed on behalf of the REIT by the Chief Financial Officer of the REIT.

          "OPERATING PARTNERSHIP" has the meaning ascribed thereto in the introduction hereof.

"ORIGINAL PLAN" has the meaning ascribed thereto in Section 4.5(a) hereof.

          "PARTNERSHIP AGREEMENT" has the meaning ascribed thereto in
Section 3.1(k) hereof.

          "PARTNERSHIP DOCUMENTS" means partnership, limited partnership, limited liability company agreements and operating agreements, each as amended and restated to date and presently in effect, and certificates required to be filed in such entities' state of organization or formation.

          "PERMITTED EXCEPTIONS" means: (i) real estate taxes and assessments not yet delinquent (provided that all real estate taxes and assessments that are due and payable but not yet delinquent have been properly accounted for in accordance with generally accepted accounting principles), (ii) covenants, restrictions, easements and other similar agreements, provided that the same are not violated in any material respect by existing improvements or the current use and operation of the REIT's, the Operating Partnership's or any Subsidiary's real property, (iii) zoning laws, ordinances and regulations, building codes, rules and other governmental laws, regulations, rules and orders affecting any of the REIT's, the Operating Partnership's or any Subsidiary's real property, provided that the same are not violated by existing improvements or the current use and operation of such property (including existing improvements), (iv) minor liens and/or encumbrances which do not materially and adversely affect the current use, operation or enjoyment of any of the REIT's, the Operating Partnership's or any Subsidiary's real property (including existing improvements) and do not render title to such real property unmarketable or uninsurable and do not materially impair the value of such real property (including existing improvements), and (v) mortgage financing disclosed in the SEC filings.

          "PERSON" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "PLAN ASSETS REGULATION" has the meaning ascribed thereto in
Section 4.11 hereof.

          "PREFERRED STOCK" has the meaning ascribed thereto in Section 1.1 hereof.

          "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "PURCHASE PRICE" has the meaning ascribed thereto in Section 1.2 hereof.

          "PURCHASER" has the meaning ascribed thereto in the introduction hereof.

          "PURCHASER'S COUNSEL" means Goodwin, Procter & Hoar LLP. "PURCHASER INDEMNIFIED PARTY" or "PURCHASER INDEMNIFIED PARTIES"
has the meaning ascribed thereto in Section 8.1(a) hereof.

          "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement by and between the REIT and the Purchaser, as amended or supplemented from time to time in accordance with the terms thereof.

          "REIT" has the meaning ascribed thereto in the introduction hereof.

          "REIT COUNSEL" means Nixon Peabody LLP.

          "RELEASE" means any release, migration, seepage, discharge, or disposal into the Environment, including without limitation as any of the foregoing may be defined in or pursuant to any Environmental Laws.

          "REOC OPINION" means an opinion of REIT Counsel or such other counsel as may be reasonably satisfactory to the Purchaser that the REIT is a "real estate operating company" within the meaning of the Plan Assets Regulations.

          "RESTRICTED SECURITY" has the meaning ascribed thereto in Section
6.3 hereof.

          "RULE 144" means Rule 144 as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

          "RULE 144A" means Rule 144A as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

          "SDAT" has the meaning ascribed thereto in Section 3.1(j) hereof.

          "SEC FILINGS" means official filings made by the REIT with the Commission in accordance with the Securities Act and the 1934 Act.

          "SECURITIES ACT" means the Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder, as from time to time amended.

          "SHARES" has the meaning ascribed thereto in Section 1 hereof.

          "SUBSIDIARIES" means subsidiary corporations, partnerships, limited partnerships, joint ventures and limited liability companies, which are directly or indirectly and wholly or majority owned by the REIT, including, unless the context requires otherwise, the Operating
Partnership.

"THREAT OF RELEASE" or "THREATENED RELEASE" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release, including without limitation as any of the foregoing may be defined in or pursuant to any Environmental Laws.

          "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Articles Supplementary, the Amendment to the Partnership Agreement, the Registration Rights Agreement, the Ownership Limit Waiver Letter, and any and all agreements, certificates, instruments and other documents of the REIT and the Operating Partnership required thereby or executed and delivered pursuant hereto.

          8.  MISCELLANEOUS.

          8.1  INDEMNIFICATION; EXPENSES, ETC.

               (a) In addition to any and all other obligations of the REIT and the Operating Partnership (collectively, the "Indemnitors") hereunder or under the other Transaction Documents, the Indemnitors shall jointly and severally indemnify and hold harmless the Purchaser, its Affiliates and the employees, officers, directors, trustees, direct and indirect partners, members, agents and investment advisors of the Purchaser and its Affiliates (individually, a "Purchaser Indemnified Party" and collectively, the "Purchaser Indemnified Parties") from and against any and all losses, claims, damages, liabilities, costs (including the costs of preparation and reasonable attorneys' fees) and reasonable expenses (including expenses of investigation) (collectively, "Losses") incurred or suffered by a Purchaser Indemnified Party in connection with or arising out of any material breach by the Indemnitors or either of them of any covenant, warranty or representation made by the Indemnitors in this Agreement. Each of the Indemnitors agrees as promptly as practicable to reimburse any Purchaser Indemnified Party for all such Losses as they are incurred or suffered by such Purchaser Indemnified Party.

                (b) If any Purchaser Indemnified Party is entitled to indemnification hereunder, such Purchaser Indemnified Party or its representative shall give prompt notice to the Indemnitors of any claim or of the commencement of any proceeding against such Purchaser Indemnified Party brought by any third party with respect to which such Purchaser Indemnified Party seeks indemnification pursuant hereto; PROVIDED, HOWEVER, that the failure to so notify the Indemnitors shall not relieve the Indemnitors from any obligation or liability except to the extent the Indemnitors are prejudiced by such failure. The Indemnitors shall have the right, exercisable by giving written notice to a Purchaser Indemnified Party promptly after the receipt of written notice from such Purchaser Indemnified Party of such claim or proceeding, to assume, at the expense of the Indemnitors, the defense of any such claim or proceeding with counsel reasonably satisfactory to such Purchaser Indemnified Party unless (1) the Purchaser Indemnified Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other Purchaser
Indemnified Parties that are different from or in addition to those available to the Indemnitors, (2) a conflict or potential conflict exits
(based on advice of counsel to the Purchaser Indemnified Party) between the Purchaser Indemnified Party and the Indemnitors or (3) the Indemnitors have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of the Purchaser Indemnified Party's counsel will be at the expense of the Indemnitors. The Purchaser Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The
Indemnitors shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such Purchaser Indemnified Party or Parties of a release, in form and substance satisfactory to the Purchaser Indemnified Party or Parties, from all liability in respect of such claim, litigation or proceeding.

          8.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SEVERABILITY. All representations and warranties contained in this Agreement or the Transaction Documents or made in writing by or on behalf of the REIT, the Operating Partnership or the Purchaser in connection with the transactions contemplated by this Agreement or the Transaction Documents shall survive, for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, any investigation at any time made by the REIT, the Operating Partnership, the Purchaser or on such party's behalf, the purchase of the Shares by a Purchaser under this Agreement and any disposition of or payment on the Shares. All statements contained in any certificate or other instrument delivered to the Purchaser by or on behalf of the REIT or the Operating Partnership or delivered to the REIT or the Operating Partnership by or on behalf of the Purchaser pursuant to this Agreement or the other Transaction Documents shall be deemed representations and warranties of the REIT and the Operating Partnership, or the Purchaser, as applicable, under this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

          8.3. AMENDMENT AND WAIVER.  This
Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the parties hereto.

          8.4. NOTICES, ETC. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be sent by facsimile, with receipt confirmed, or delivered or mailed by registered or certified mail, return receipt requested, or by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to the Purchaser, at the address set forth on the Purchaser's signature page hereto or such other address as the Purchaser shall have furnished to the REIT in writing, or (b) if to any other holder of any Shares, at such address as such other holder shall have furnished to the REIT in writing, or, until any such other holder so furnishes to the REIT an address, then to and at the address of the last holder of such Shares who has furnished an address to the REIT, or (c) if to the REIT or the Operating Partnership, at the address set forth on their signature page hereto, to the attention of the President of the REIT, or at such other address, or to the attention of such other officer, as the REIT shall have furnished to the Purchaser and each such other holder in writing. This Agreement and the other Transaction Documents and all documents delivered in connection herewith or therewith embody the entire agreement and understanding between the Purchaser and the REIT and the Operating Partnership and supersede all prior agreements and understandings relating to the subject matter hereof, including any confidentiality agreements by and between the REIT and the Purchaser, which agreements shall be terminated effective as of the Closing.

          8.5.    SUCCESSORS AND ASSIGNS.
Whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties, except for the Ownership Limit Waiver Letter. Except for the Ownership Limit Waiver Letter and as otherwise provided herein, the terms and provisions of this Agreement and the other Transaction Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of the Purchaser, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Purchaser shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof.

          8.6 DESCRIPTIVE HEADINGS.  The headings
in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          8.7.  SATISFACTION REQUIREMENT.  If
any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to a particular party, the determination of such satisfaction shall be made by such party, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

          8.8.   GOVERNING LAW.  This agreement shall be
construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Maryland without regard to principles of conflict of law.

          8.9. EXPENSES. If the Closing shall occur, the REIT will pay at the Closing (or on such later date as one or more invoices may be submitted to the REIT) the Purchaser's reasonable expenses incurred in connection with the transactions contemplated hereby, including, without limitation, the reasonable legal fees of Purchaser's Counsel, due diligence expenses and documentation expenses; PROVIDED, HOWEVER, that in no event shall such fees exceed $70,000 in the aggregate.

          8.10.   COUNTERPARTS.  This Agreement may be
executed simultaneously in two or more counterparts, each of which shall be deemed an original.

          8.11. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to give effect to the intention of the parties hereto.

         [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                     STOCK PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed as of the date first set forth above.


                              HOME PROPERTIES OF NEW YORK, INC., a Maryland corporation


                              By: /s/ Amy L. Tait
                              Name: Amy L. Tait
                              Title:  Executive Vice President


                              HOME PROPERTIES OF NEW YORK, L.P., a New York limited partnership

                              By:  Home Properties of New York, Inc.
                              Its: General Partner


                              By: /s/ Amy L. Tait
                              Name: Amy L. Tait
                              Title: Executive Vice President



                              NOTICE ADDRESS:

                              Home Properties of New York, Inc.
                              850 Clinton Square
                              Rochester, New York 14604
                              Attention:  Amy L. Tait, Executive Vice
                                          President
                              Telephone:  (716) 246-4108
                              Facsimile:  (716) 546-5433

                              with a copy to:

                              Home Properties of New York, Inc.
                              850 Clinton Square
                              Rochester, New York 14604
                              Attention:  Ann M. McCormick, Esq.
                              Telephone:  (716) 246-4105
                              Facsimile:  (716) 232-3147

               STOCK PURCHASE AGREEMENT PURCHASER SIGNATURE PAGE

Accepted and agreed as of the                Number and Manner of Payment
date first written above:                    of Purchase Price of Shares to be
                                             Purchased:

                                             250,000 Shares of Series D
                                             Convertible Cumulative Preferred
                                             Stock of Home Properties of New
                                             York, Inc.

THE EQUITABLE LIFE ASSURANCE SOCIETY
    OF THE UNITED STATES

                                             Purchase Price:  $25,000,000
By:/s/ Peter D. Noris
     Name: Peter D. Noris
     Title:Executive Vice President and
           Chief Investment Officer


Address: The Equitable Life Assurance Society
          of the United States
        1290 Avenue of the Americas
        New York, NY 10104
        Attn:  Lydia M. Pitts
        Telephone:  (212) 314-3902
        Telecopier:  (212) 707-7981

Nominee (name in which the Shares are to be registered, if different than name of Purchaser):

________________________________________
(Nominee's Name)
                                             COPIES OF NOTICES TO:
Tax I.D. Number: _____________
(if acquired in the name of a                The Equitable Life Assurance
Society
nominee, the taxpayer I.D.                      of the United States
number of such nominee)                      1290 Avenue of the Americas
                                             New York, NY 10104
                                             Attn:  Lydia M. Pitts
                                             Telephone:  (212) 314-3902
                                             Telecopier:  (212) 707-7981

                                             and

                                             David W. Watson, P.C.
                                             Goodwin, Procter & Hoar  LLP
                                             Exchange Place
                                             Boston, Massachusetts  02109
                                             Telephone No.:  617-570-1888
                                             Telecopier No.:  617-523-1231